UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	August 23, 2007

TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)
(402) 475-0521
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

        A joint petition for involuntary Chapter 11 bankruptcy was filed on August 23, 2007 in the United States Bankruptcy Court for the Middle District of Florida by TierOne Bank (“Bank”) and two other financial institutions against TransLand Financial Services, Inc. (“TransLand”), a mortgage brokerage firm headquartered in Maitland, Florida. The petition cites TransLand for alleged failure to remit loan payoffs and periodic payments to the Bank involving approximately $13.0 million of residential construction loans. The Bank is a wholly-owned subsidiary of TierOne Corporation (“Company”).

        TransLand had been the servicer of certain residential construction loans which it sold to the Bank. Due to performance issues associated with this specific set of loans, the Bank replaced TransLand as servicer. In the course of effecting the transfer of servicing, the Bank uncovered evidence of the alleged fraud.

        The Bank has retained an accounting firm to conduct a comprehensive forensic audit, engaged legal counsel specializing in corporate bankruptcy and complex litigation and has also engaged a former U.S. Attorney whose law firm specializes in fraud cases. The Bank has also terminated its servicing contract with TransLand, removed all loan servicing records and is in the process of notifying individual borrowers of the transfer. TransLand is not the servicer of any other assets of the Bank.

        In addition to seeking recoveries from TransLand, the Bank is also insured up to $7.5 million against fraudulent losses by loan servicers. The Bank’s insurance carrier has been notified of the potential claim. Although the Bank is in the preliminary phase of its investigation, based on information currently available, the Company does not presently believe that the TransLand matter will have a material impact on its financial condition or results of operations.

        Statements contained in this filing on Form 8-K which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, impairment or other issues affecting the value of assets held by TransLand; unanticipated issues regarding any potential insurance recoveries relating to the TransLand matter; relative asset priorities in the TransLand bankruptcy; unanticipated actions by the bankruptcy court; results of the Company’s ongoing investigation into the TransLand matter; changes in asset quality and general economic conditions; unanticipated issues associated with increases in the levels of losses, customer bankruptcies, claims and assessments; as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION
Date: August 23, 2007	By: /s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom
Chairman of the Board and Chief Executive Officer